Casey Chafkin Address Omited August 26, 2024 Dear Casey, This letter agreement (this "Agreement") sets forth the terms and conditions whereby you agree to provide certain services (as described in Schedule 1) to Skillz Inc. (the "Company"). 1. SERVICES. The Company hereby engages you, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement. You shall provide to the Company the services set forth in Schedule 1 (the "Services"). The Company does not and shall not control or direct the manner or means by which you perform the Services. As set forth in Schedule 1, the Company shall provide you with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise specified in Schedule 1, you shall furnish, at your own expense, the materials, equipment, and other resources necessary to perform the Services. You shall comply with all rules and procedures communicated to you in writing by the Company, including those related to safety, security, and confidentiality. 2. TERM. The term of this Agreement shall commence as of the date set forth above and shall continue the Services are completed, unless earlier terminated in accordance with Section 9 of this Agreement (the "Term"). Any extension of the Term will be subject to mutual written agreement between you and the Company (referred to collectively as the "Parties"). 3. FEES AND EXPENSES. As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay you the fees set forth in Schedule 1 (the "Fees") in a manner set forth on Section 1. You acknowledge that you will receive an IRS Form 1099-NEC from the Company, and that you shall be solely responsible for all federal, state, and local taxes, as set out in Section 4 below. In the event travel is required to perform the Services, the Company shall book your travel accommodations or reimburse you for the expenses incurred by you for such travel, provided that such expenses are approved in writing prior to the travel expenses are booked. In the event

Consultant books his own travel accommodations, such travel accommodations must be in compliance with the Company’s travel policy. 4. RELATIONSHIP OF THE PARTIES. You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. Without limiting the foregoing, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers' compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor. 5. INTELLECTUAL PROPERTY RIGHTS. All results and proceeds of the Services performed under this Agreement (collectively, the "Deliverables") and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services (collectively, and including the Deliverables, "Work Product"), and all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively "Intellectual Property Rights") therein, shall be owned exclusively by the Company. You hereby irrevocably assign to the Company and its successors and assigns, for no additional consideration, your entire right, title, and interest in and to the Work Product and all Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof. To the extent any copyrights are assigned under this Section 5, you hereby irrevocably waive in favor of the Company, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" in relation to all Work Product to which the assigned copyrights apply. You shall make full and prompt written disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100, that constitute Work Product, whether or not such inventions or processes are patentable or protected as trade secrets. You shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. Any patent application for or application for registration of any Intellectual Property Rights in any Work Product that you may file during the Term or thereafter will belong to the Company, and you hereby irrevocably assign to the Company, for no additional consideration, your entire right, title, and interest in and to such application, all Intellectual Property Rights disclosed or claimed therein, and any patent or registration issuing or resulting therefrom. Upon the request of the Company, during and after the Term, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest. As between you and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to you by the Company ("Company Materials"), and all Intellectual Property Rights therein. You have no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform your obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. You have no right or license to use the Company's trademarks, service marks, trade names, logos, symbols, or brand names.

6. CONFIDENTIALITY. You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company including without limitation the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the "Confidential Information"). Any Confidential Information that you access or develop in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this clause. You agree to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information. Confidential Information shall not include information that: is or becomes generally available to the public other than through your breach of this Agreement; or is communicated to you by a third party that had no confidentiality obligations with respect to such information. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. You agree to provide written notice of any such order to an authorized officer of the Company within 8 hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion. Notice of Immunity Under the Defend Trade Secrets Act of 2016 ("DTSA"). Notwithstanding any other provision of this Agreement: You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company's trade secrets to your attorney and use the trade secret information in the court proceeding if you: file any document containing the trade secret under seal; and do not disclose the trade secret, except pursuant to court order. 7. REPRESENTATIONS AND WARRANTIES. You represent and warrant to the Company that: you have the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of your obligations in this Agreement; your entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject; you have the required skill, experience, and qualifications to perform the Services, you shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and you shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services; the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and all Work Product is and shall be your original work (except for material in the public domain or provided by the Company) and does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity. The Company hereby represents and warrants to you that: it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action. 8. INDEMNIFICATION. You shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from: bodily injury, death of any person, or damage to real or tangible personal property resulting from your acts or omissions; or your breach of any representation, warranty, or obligation under this Agreement. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to you. The Company shall defend, indemnify, and hold harmless you and your affiliates, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from:

bodily injury, death of any person, or damage to real or tangible personal property resulting from the Company’s acts or omissions; or the Company’s breach of any representation, warranty, or obligation under this Agreement. 9. TERMINATION. You or the Company may terminate this Agreement without cause upon 5 calendar days' written notice to the other party to this Agreement. In the event of termination pursuant to this clause, the Company shall pay you on a pro-rata basis any Fees then due and payable for any Services completed up to and including the date of such termination. You or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party breaches this Agreement. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company's written request, you shall promptly after such expiration or termination: deliver to the Company all Deliverables (whether complete or incomplete) and all materials, equipment, and other property provided for your use by the Company; deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information; permanently erase all of the Confidential Information from your computer systems; and certify in writing to the Company that you have complied with the requirements of this clause. You shall promptly return all Company equipment upon the termination of this Agreement. The terms and conditions of this Section 9 and Sections 4, 5, 6, 7, 8, 10, 11, 12, 13, 14 and 15 shall survive the expiration or termination of this Agreement. 10. NON-SOLICITATION. You agree that during the Term of this Agreement and for a period of 12 months following the termination or expiration of this Agreement, you shall not make any solicitation to employ the Company's personnel without written consent of the Company to be given or withheld in the Company's sole discretion. 11. ASSIGNMENT. You shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns. 12. REMEDIES. In the event you breach or threaten to breach this Agreement, you hereby acknowledge and agree that money damages would not afford an adequate remedy and that the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief restraining such breach or threatened breach from any court of competent jurisdiction without the necessity of showing any actual. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief. 13. ARBITRATION. Any dispute, controversy, or claim arising out of or related to this Agreement or any breach or termination of this Agreement, including but not limited to the Services you provide to the Company, and any alleged violation of any federal, state, or local statute, regulation, common law, or public policy, whether sounding in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and held in Las Vegas, Nevada before a single arbitrator, in accordance with the JAMS’s rules, regulations, and requirements. Any arbitral award determination shall be final and binding upon the Parties. Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction. Arbitration shall proceed only on an individual basis. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective claims against each other in court, arbitration, or any other proceeding. Each party shall only submit their own individual claims against the other and will not seek to represent the interests of any other person. The arbitrator shall have no jurisdiction or authority to compel any class or collective claim, or to consolidate different arbitration proceedings with or join any other party to an arbitration between the Parties. 14. GOVERNING LAW AND VENUE. This Agreement and all related documents including all schedules attached hereto and all matters arising out of or relating to this Agreement and the Services provided hereunder, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. 15. MISCELLANEOUS. a. You shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations. b. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if: (a) the receiving party has received the Notice; and (b) the party giving the Notice has complied with the requirements of this Section. c. This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. d. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. e. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. f. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument. [Signature Page Follows]

If this letter accurately sets forth our understanding, kindly execute the enclosed copy of this letter and return it to the undersigned. Very truly yours, Skillz Inc. BY: /s/ Nikul Patel (signature) Name: Nikul D. Patel (printed name) Title: Interim General Counsel 9/18/2024 ACCEPTED AND AGREED: Consultant: BY:[ /s/ Casey Chafkin (signature) Name: Casey Chafkin (printed name) Date: 9/19/2024

SCHEDULE 1: EQUIPMENT: Notwithstanding Section 1, Consultant shall continue to have access to his Skillz provided laptop (which Skillz shall have the responsibility to ensure it remains in functioning condition), and Consultant shall have access to the Company’s document management system (including Confluence, Google Drive, and his email) to provide the Services. SERVICES: Provide general support as requested by Senior Leadership Team of the Company, including but not limited to litigation support, Amnytor related support, hiring committee consultation, partnership negotiations, and serve on the Aarki board of directors. FEES: $5,000 per month (with the expectation that 20 hours of Service will be provided per month). To the extent Consultant is required or estimates that the work requested will exceed 20 hours per month, Consultant shall request the prior written approval from the Head of People Operations of the Company prior to exceeding the 20 hour monthly threshold. Consultant shall be paid a $250 hourly rate. INVOICE AND PAYMENT: Consultant shall invoice the Company on a monthly basis for hours actually worked. The Company shall pay all undisputed Fees within 30 calendar days after the Company's receipt of an invoice. Company and Consultant will use good faith efforts to resolve all Fee disputes within 15 calendar days of receipt of written notice prior to engaging in arbitration as set forth in Section 13.